EXHIBIT 32.2

CERTIFICATION

I, Gregory A. Wells, Chief Financial Officer of NTS Capital Corporation, the general partner of NTS-Properties Associates, the general partner of NTS-Properties III (the “Partnership”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.

The quarterly report on Form 10-Q of the Partnership for the period ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Dated: November 15, 2004

/s/ Gregory A. Wells

Chief Financial Officer of NTS Capital Corporation,
General Partner of NTS-Properties Associates,
General Partner of NTS-Properties III

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.